Exhibit 99

[Orient-Express Hotels News Release]

ORIENT-EXPRESS HOTELS ANNOUNCES THIRD QUARTER NET EARNINGS OF $20.2 MILLION, 4% UP FROM THE PRIOR YEAR.   THIRD QUARTER ADJUSTED NET EARNINGS GREW 28% AGAINST PRIOR YEAR AT $24.8 MILLION.  EBITDA FOR THE THIRD QUARTER IS $49.5 MILLION, UP 25% ON 2005

Reconciliation and Adjustments

	Three months ended September 30		Nine months ended September 30
$’000 - except per share amounts	2006	2005	2006	2005

EBITDA	49,492	39,516	105,742	86,177
Adjustment – gain on asset sale	—	—	(6,619)	—
Adjusted EBITDA	49,492	39,516	99,123	86,177

US GAAP reported net earnings	20,221	19,483	32,482	36,383
Adjusted items:
• Write-off of deferred finance costs	1,875	—	1,875	—
• Foreign exchange loss /(gain)	2,752	(77)	5,548	(4,152)
• Gain on asset sales (net of tax)	—	—	(3,294)	—

Adjusted net earnings	24,848	19,406	36,611	32,231

Adjusted EPS	0.60	0.49	0.91	0.85
Reported EPS	0.49	0.50	0.81	0.96
Number of shares (millions)	41.69	39.34	40.20	37.82

Third Quarter highlights:

•                  Worldwide same store RevPAR growth of 10% (U.S.$ and local currency)

•                  EBITDA up 25% from $39.5 million in 2005 to $49.5 million in 2006

•                  EBITDA margin 33% up 300 bps on same period in 2005

•                  6 hotels in South-East Asia (ex-Pansea) acquired during the quarter, smoothly absorbed into the OEH portfolio

•                  $126 million value of euro debt fixed at 3.89% rate

Hamilton, Bermuda, November 1, 2006.  Orient-Express Hotels Ltd. (NYSE: OEH, www.orient-express.com), owners or part-owners and managers of 49 luxury hotel, restaurant, tourist train and river cruise properties in 25 countries, today announced its results for the third quarter ended September 30, 2006.

For the third quarter net earnings were $20.2 million ($0.49 per common share) on revenue of $150.5 million compared with $19.5 million ($0.50 per common share) on revenue of $132.4 million in the prior year period.  Adjusted net earnings (before foreign exchange losses and refinancing costs) for the quarter were $24.8 million ($0.60 per common share), an increase of 28% over adjusted net earnings of $19.4 million ($0.49 per common share) the previous year.   Adjusted earnings per common share were up 22% and revenue was up 14% over the third quarter of 2005.  EBITDA increased from $39.5 million in 2005 to $49.5 million.

Mr James Sherwood, Chairman, said that at the EBITDA level, European hotels reported a strong increase over the prior year period, while U.S. and South African properties were similar year on year.  South American hotels reported a substantial improvement as did Trains & Cruises, hotel management and part ownership interests and Asia Pacific hotels.  Solid RevPAR growth and improving margins drove a 25% increase in EBITDA over the prior year period.  This quarter is typically the strongest earnings period for the year.

Mr Simon Sherwood, President and CEO, said same store RevPAR in U.S. dollars and in local currency both increased by 10%.  The company experienced strong same store RevPAR growth in all regions.  About half of this growth was due to increased rate (up 5%) with the rest coming from improved occupancy.  With improved revenue, EBITDA margins continue to grow and were up 300 bps to 33%.

During the quarter, the company added six Asian properties (formerly Pansea) to the group.  The new hotels are settling in satisfactorily with the hotels in Koh Samui and Bali performing particularly well – this in spite of last year’s bomb in Bali which is reportedly still depressing demand to the destination.  In July, the company completed a primary public offering of class A common shares raising $99 million to fund these acquisitions and future growth.

In August, El Encanto, in Santa Barbara closed for a $30 million refurbishment as planned.  Work is underway on this beautiful historic property.  It is scheduled to reopen early 2008 and should boost the company’s presence and visibility in the U.S. west coast market.

In September, the former casino rooms in the Copacabana Palace Hotel in Rio de Janeiro were successfully inaugurated, effectively doubling the hotel’s banqueting facilities.  This improvement should greatly increase the hotel’s food and beverage profits.  Also, a new banqueting room at ‘21’ Club, the Orchid Room, was completed in the quarter and has opened to excellent reviews.

Mr Simon Sherwood reviewed the performance by region, as follows:

Europe:   Revenues were up 15% from $63.0 million in 2005 to $72.6 million in 2006.  EBITDA increased $5.6 million or 21% to $32.5 million, with every hotel in the region showing good revenue growth.  The Grand Hotel Europe, Hotel Caruso, Reid’s Palace and La Residencia produced particularly strong results.

North America:  EBITDA of owned hotels was $3.3 million, down $0.3 million on the 2005 result of $3.6 million.  Underlying performance was strong but the quarter was negatively affected by some closure costs at El Encanto (EBITDA $0.3 million loss in 2006, $0.7 million profit in 2005) and by a change in phasing of the sale of home lots at Keswick (EBITDA of $0.3 million in 2006, $2.5 million in 2005), as a new section of the estate has been prepared for sale.  This phasing should even out for the year as a whole.

Southern Africa:  EBITDA in South Africa grew $0.1 million to $1.5 million in the quarter, primarily due to better earnings at the Mount Nelson Hotel.  Orient-Express Safaris had another good season.

South America:  Revenues at the South American properties grew 20% to $7.9 million in what is traditionally its low season.  EBITDA grew $0.9 million to $2.3 million, a 65% increase.

Asia Pacific:   The Observatory and Lilianfels both showed good growth combined with a strong quarter for several of the former Pansea properties, particularly in Koh Samui and Bali.   Opportunities are already surfacing that may allow expansion of parts of the South-East Asian portfolio.  EBITDA for the region increased $2.0 million up to $3.4 million.

Hotel management and part-ownership:  EBITDA was $4.7 million compared with $3.9 million in the year earlier period.  Charleston Place and the hotels in Peru were largely responsible for the gains.

Restaurants:  EBITDA was a loss of $0.1 million compared with a loss of $0.2 million in the same period last year.  ‘21’ Club was closed for 4 weeks during this low season quarter.

Tourist trains and river cruises:  EBITDA was $7.0 million compared with $6.0 million in the prior year period.  Improvements from PeruRail, the Venice Simplon-Orient-Express and the Road to Mandalay are primarily responsible for this increase.

Mr Paul White, CFO, reviewed financial matters as follows:

The new European finance facility was successfully put in place at the end of July providing greater cash availability and reducing the average cost of debt in Europe by 25 bps.  The accounting write-offs related to refinancing resulted, as expected, in a one-off charge of $1.9 million in the third quarter.  Of the $241 million value in euros drawn, $126 million has been fixed at 3.89% interest rate for 5 years.

The decline of the South African Rand against the U.S. dollar resulted in a non-cash foreign exchange loss of $2.8 million.   The company has taken the decision to move its U.S. dollar denominated debt in South African to parent company level, removing this foreign exchange volatility from the income statement for the future.

The tax rate was 21% in the third quarter, net of one-time credits on recognition of certain deferred tax benefits.  Due to the increased profitability of the group in various taxable jurisdictions and due to the impact of new tax reporting regulations, especially FIN 48, management anticipates the effective tax rate as reported under U.S. GAAP will increase.  However, the company’s current cash tax cost should not be significantly affected by these changes and is expected to be about 25% for the full year.

Mr James Sherwood indicated that acquisition discussions were still in progress in the U.S., Brazil and Europe but a decision was only likely with respect to Brazil before the end of the year.  The Brazilian government has set November 21st as the bid date for the Cataratas Hotel where six bidders have pre-qualified.

The Board of Orient-Express Hotels announced that Mr Simon Sherwood, President, has now formally been appointed as President and Chief Executive Officer.  Mr James Sherwood continues as Chairman of the Board.

********

Management believes that EBITDA (net earnings adjusted for interest expense, foreign currency, tax, depreciation and amortization) is a useful measure of operating performance, for example to help determine the ability  to incur capital expenditure or service indebtedness, because it is not affected by non-operating factors such as leverage and the historic cost of assets.  EBITDA is also a financial performance measure commonly used in the hotel and leisure industry, although the company’s EBITDA may not be comparable in all instances to that disclosed by other companies.  EBITDA does not represent net cash provided by operating, investing and financing activities under U.S. generally accepted accounting principles (U.S. GAAP), is not necessarily indicative of cash available to fund all cash flow needs, and should not be considered as an alternative to earnings from operations or net earnings under U.S. GAAP for purposes of evaluating operating performance.

Adjusted net earnings is a non-GAAP financial measure and does not have any standardized meaning prescribed by GAAP.  It is, therefore, unlikely to be comparable to similar measures presented by other companies, which may be calculated differently, and should not be considered as an alternative to net earnings, cash flow from operating activities or any other measure of performance prescribed by U.S. GAAP.   Management considers adjusted net earnings be a meaningful indicator of operations and uses it as a measure to assess operating performance.  Adjusted net earnings is also used by investors, analysts and lenders as a measure of financial performance.

This news release contains, in addition to historical information, forward-looking statements that involve risks and uncertainties.  These include statements regarding earnings outlook, investment plans and similar matters that are not historical facts.  These statements are based on management’s current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements.  Factors that may cause a difference include, but are not limited to, those mentioned in the news release, unknown effects on the travel and leisure markets of terrorist activity and any police or military response, varying customer demand and competitive considerations, realization of hotel bookings and reservations and planned property development sales as actual revenue, inability to sustain price increases or to reduce costs, fluctuations in interest rates and currency values, uncertainty of negotiating and completing proposed capital expenditures and acquisitions, adequate sources of capital and acceptability of finance terms, possible loss or amendment of planning permits and delays in construction schedules for expansion or development projects, delays in reopening properties closed for repair or refurbishment and possible cost overruns, shifting patterns of tourism and business travel and seasonality of demand, adverse local weather conditions, uncertainty of recovering on insurance claims for property damage and lost earnings, changing global and regional economic conditions, and legislative, regulatory and political developments.  Further information regarding these and other factors is included in the filings by the company with the U.S. Securities and Exchange Commission.

******

Orient-Express Hotels will conduct a conference call on November 2, 2006 at 10.00 AM (EST) which is accessible at 1 866 220 1452 (US toll free) or +44 1452 542300 (Standard International access).  A re-play of the conference call will be available until 5.00pm (EST) Wednesday, November 8, 2006 and can be accessed by calling 1 866 247 4222 (US toll free) or +44 1452 550 000 (Standard International) and entering replay access number 8516680.  A re-play will also be available on the company’s website: www.orient-expressinvestorinfo.com.

ORIENT-EXPRESS HOTELS LTD

Three Months ended September 30, 2006

SUMMARY OF OPERATING RESULTS

	Three months ended September 30
$’000 – except per share amount	2006	2005

Revenue and earnings from unconsolidated companies
Owned hotels
- Europe	72,569	62,993
- North America	21,545	19,541
- Rest of World	26,308	21,725
Hotel management & part ownership interests	4,721	3,880
Restaurants	3,511	3,425
Trains & Cruises	21,862	20,859
Total (1)	150,516	132,423

Analysis of earnings
Owned hotels
- Europe	32,484	26,878
- North America	3,279	3,627
- Rest of World	7,201	4,185
Hotel management & part ownership interests	4,721	3,880
Restaurants	(128)	(165)
Trains & Cruises	7,001	5,967
Central overheads	(5,066)	(4,856)
EBITDA	49,492	39,516
Depreciation & Amortization	(8,960)	(8,598)
Interest	(12,117)	(7,896)
Foreign exchange	(2,752)	77
Earnings before Tax	25,663	23,099
Tax	(5,442)	(3,616)
Net earnings on common shares	20,221	19,483

Earnings per common share	0.49	0.50

Number of shares – millions	41.69	39.34

(1)           Comprises earnings from unconsolidated companies of $5,753,000 (2005: $4,690,000) and revenue of $144,763,000 (2005: $127,733,000).

ORIENT-EXPRESS HOTELS LTD

Three Months Ended September 30, 2006

SUMMARY OF OPERATING INFORMATION FOR OWNED HOTELS

	Three months ended September 30
	2006	2005
Average Daily Rate (in U.S. dollars)
Europe	670	625
North America	284	278
Rest of World	245	262
Worldwide	427	427

Rooms Available (000’s)
Europe	92	92
North America	53	45
Rest of World	100	83
Worldwide	245	220

Rooms Sold (000’s)
Europe	65	61
North America	36	30
Rest of World	59	47
Worldwide	160	138

RevPAR (in U.S. dollars)
Europe	478	417
North America	193	183
Rest of World	145	148
Worldwide	280	267

			Change %
			Dollar	Local currency
Same Store RevPAR (in U.S. dollars)
Europe	463	415	12%	11%
North America	282	259	9%	9%
Rest of World	156	148	5%	10%
Worldwide	311	283	10%	10%

ORIENT-EXPRESS HOTELS LTD

Nine Months ended September 30, 2006

SUMMARY OF OPERATING RESULTS

	Nine months ended September 30
$’000 – except per share amount	2006	2005

Revenue and earnings from unconsolidated companies
Owned hotels
- Europe	146,146	134,468
- North America	67,431	66,473
- Rest of World	78,519	67,155
Hotel management & part ownership interests	14,365	12,494
Restaurants	14,627	14,571
Trains & Cruises	50,873	50,001
Total (1)	371,961	345,162

Analysis of earnings
Owned hotels
- Europe	49,585	44,836
- North America	14,794	15,121
- Rest of World	20,342	14,223
Hotel management & part ownership interests	14,365	12,494
Restaurants	2,461	2,485
Trains & Cruises	12,529	11,025
Central overheads	(14,953)	(14,007)
Gain on sale of investment	6,619	—
EBITDA	105,742	86,177
Depreciation & Amortization	(26,268)	(25,048)
Interest	(32,462)	(21,701)
Foreign exchange	(5,548)	4,152
Earnings before Tax	41,464	43,580
Tax	(8,982)	(7,197)
Net earnings on common shares	32,482	36,383

Earnings per common share	0.81	0.96

Number of shares – millions	40.20	37.82

(1)          Comprises earnings from unconsolidated companies of $13,242,000 (2005: $10,688,000) and revenue of $358,719,000 (2005: $334,474,000).

ORIENT-EXPRESS HOTELS LTD

Nine Months Ended September 30, 2006

SUMMARY OF OPERATING INFORMATION FOR OWNED HOTELS

	Nine months ended September 30
	2006	2005
Average Daily Rate (in U.S. dollars)
Europe	611	565
North America	318	330
Rest of World	269	270
Worldwide	396	392

Rooms Available (000’s)
Europe	225	230
North America	157	165
Rest of World	269	248
Worldwide	651	643

Rooms Sold (000’s)
Europe	139	140
North America	113	112
Rest of World	166	142
Worldwide	418	394

RevPAR (in U.S. dollars)
Europe	376	343
North America	228	224
Rest of World	166	155
Worldwide	254	240

				Change %
			Dollar	Local currency
Same Store RevPAR (in U.S. dollars)
Europe	414	383	8%	9%
North America	319	292	9%	9%
Rest of World	170	155	10%	14%
Worldwide	278	256	9%	11%

ORIENT-EXPESS HOTELS LTD

CONSOLIDATED AND CONDENSED BALANCE SHEETS
(UNAUDITED)

$’000	September 30 2006	December 31 2005

Assets

Cash	105,692	38,397
Accounts receivable	67,581	59,061
Due from related parties	19,157	17,549
Prepaid expenses and other	20,234	13,061
Inventories	33,298	29,636
Real estate assets	22,366	12,149
Total current assets	268,328	169,853

Property, plant & equipment, net of accumulated depreciation	1,138,391	1,017,175
Investments	127,330	129,681
Goodwill and other intangible assets	102,368	62,867
Other assets	38,795	35,986
	1,675,212	1,415,562

Liabilities and Shareholders’ Equity

Working capital facilities	28,987	47,108
Accounts payable	26,184	22,680
Due to related parties	3,296	7,374
Accrued liabilities	65,698	43,545
Deferred revenue	29,413	19,339
Current portion of long-term debt and capital leases	100,394	72,151
Total current liabilities	253,972	212,197

Long-term debt and obligations under capital leases	554,992	496,156
Other liabilities	3,331	—
Deferred income taxes	39,820	29,656
Minority interest	1,774	4,153

Shareholders’ equity	821,323	673,400
	1,675,212	1,415,562